Exhibit 4.1
                                                           EXECUTION COPY



           -----------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                  GO2NET, INC.
                              3I ACQUISITION CORP.
                            AUTHORIZE.NET CORPORATION
                                       AND
                          THE PRINCIPAL SHAREHOLDERS OF
                            AUTHORIZE.NET CORPORATION
                                      DATED
                                  JULY 1, 1999
           -----------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I

THE MERGER........................................................................................................1
         1.1      The Merger......................................................................................1
         1.2      Effective Time..................................................................................2
         1.3      Effect of the Merger............................................................................2
         1.4      Certificate of Incorporation; By-Laws...........................................................2
         1.5      Directors and Officers..........................................................................2
         1.6      Additional Actions..............................................................................2

ARTICLE II

CONSIDERATION; CONVERSION OF SHARES...............................................................................3
         2.1      Merger Consideration............................................................................3
         2.2      Conversion of Shares............................................................................3
         2.3      Exchange of Certificates........................................................................7
         2.4      No Fractional Securities........................................................................8
         2.5      Stock Transfer Books............................................................................8
         2.6      No Further Ownership Rights in Company Stock....................................................8
         2.7      Adjustment Event................................................................................8
         2.8      Escrow..........................................................................................8
         2.9      Tax Consequences................................................................................9

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE            COMPANY.........................................................................................9
         3.1      Corporate Organization..........................................................................9
         3.2      Authorization..................................................................................10
         3.3      Consents and Approvals; No Violations..........................................................10
         3.4      Capitalization.................................................................................11
         3.5      Financial Statements; Business Information.....................................................11
         3.6      Absence of Undisclosed Liabilities.............................................................12
         3.7      Absence of Certain Changes or Events...........................................................12
         3.8      Legal Proceedings, etc.........................................................................13
         3.9      Taxes..........................................................................................13
         3.10     Title to Properties and Related Matters........................................................15
         3.11     Intellectual Property; Proprietary Rights; Employee Restrictions...............................16
         3.12     Contracts......................................................................................18
         3.13     Employees; Employee Benefits...................................................................20
         3.14     Compliance with Applicable Law.................................................................22
         3.15     Ability to Conduct the Business................................................................22

         3.16     Major Customers................................................................................22
         3.17     Consultants, Sales Representatives and Other Agents............................................22
         3.18     Accounts Receivable............................................................................23
         3.19     Insurance......................................................................................23
         3.20     Bank Accounts; Powers of Attorney..............................................................23
         3.21     Minute Books, etc..............................................................................23
         3.22     Related Person Indebtedness and Contracts......................................................24
         3.23     Brokers; Payments..............................................................................24
         3.24     Company Action.................................................................................24
         3.25     Year 2000 Matters..............................................................................24
         3.26     Disclosure.....................................................................................24

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE PRINCIPAL SHAREHOLDERS....................................................................................25
         4.1      Authorization; etc.............................................................................25
         4.2      Parent Common Stock............................................................................26

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF THE PARENT AND ACQUISITION CORP...............................................................................28
         5.1      Corporate Organization.........................................................................28
         5.2      Authorization..................................................................................29
         5.3      Consents and Approvals; No Violations..........................................................29
         5.4      Capitalization.................................................................................30
         5.5      SEC Reports and Financial Statements...........................................................30
         5.6      Litigation.....................................................................................31
         5.7      Compliance with Applicable Law.................................................................31
         5.8      Brokers; Payments..............................................................................31
         5.9      Disclosure.....................................................................................32
         5.10     Validity of Shares.............................................................................32
         5.11     No Material Adverse Change.....................................................................32

ARTICLE VI

CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME..................................................................32
         6.1      Conduct of Business of the Company.............................................................32
         6.2      Conduct of Business of Acquisition Corp........................................................34
         6.3      Conduct of Parent and Acquisition Corp.........................................................34
         6.4      Other Negotiations.............................................................................34

ARTICLE VII

ADDITIONAL AGREEMENTS............................................................................................34



         7.1      Access to Properties and Records...............................................................34
         7.2      Transfer of Shares.............................................................................35
         7.3      Reasonable Efforts; etc........................................................................35
         7.4      Material Events................................................................................35
         7.5      Fees and Expenses..............................................................................35
         7.6      Nasdaq National Market Listing.................................................................35
         7.7      Tax Treatment..................................................................................35
         7.8      Indemnification................................................................................36
         7.9      Exchange Act Reports...........................................................................36
         7.10     Supplements to Disclosure Schedules............................................................36
         7.11     Legends........................................................................................37


ARTICLE VIII

COVENANTS OF CERTAIN PRINCIPAL SHAREHOLDERS......................................................................37
         8.1      Non-competition................................................................................37

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF
THE PARENT AND ACQUISITION CORP..................................................................................37
         9.1      Representations and Warranties True............................................................37
         9.2      Performance....................................................................................38
         9.3      Absence of Litigation..........................................................................38
         9.4      Consents.......................................................................................38
         9.5      Additional Agreements..........................................................................38
         9.6      Delivery of Certificates for Cancellation......................................................39
         9.7      Appraisal Rights...............................................................................39
         9.8      Certificate of Merger..........................................................................39
         9.9      Payment of Indebtedness........................................................................39
         9.10     Insight Capital Partners  III, L.P.............................................................39
         9.11     Indemnification Agreements.....................................................................39
         9.12     Opinion of Morrison & Foerster, LLP............................................................39
         9.13     Opinion of Fillmore Belliston & Israelsen, L.C.................................................39
         9.14     Supporting Documents...........................................................................40

ARTICLE X

CONDITIONS TO THE OBLIGATIONS OF THE
COMPANY AND THE PRINCIPAL SHAREHOLDERS...........................................................................40
         10.1     Representations and Warranties True............................................................40
         10.2     Performance....................................................................................40
         10.3     Absence of Litigation..........................................................................40
         10.4     Consents.......................................................................................41
         10.5     Additional Agreements..........................................................................41





         10.6     Certificates of Merger.........................................................................41
         10.7     Cash and Shares of Parent Common Stock; Option Shares; Escrow Deposit..........................41
         10.8     Opinion of Hutchins, Wheeler & Dittmar.........................................................42
         10.9     Supporting Documents...........................................................................42

ARTICLE XI

TERMINATION......................................................................................................42
         11.1     Termination....................................................................................42
         11.2     Effect of Termination..........................................................................43

ARTICLE XII

INDEMNIFICATION; SURVIVAL OF
REPRESENTATIONS AND WARRANTIES...................................................................................43
         12.1     Indemnity Obligations..........................................................................43
         12.2     Notification of Claims.........................................................................44
         12.3     Duration.......................................................................................45
         12.4     Escrow.........................................................................................46
         12.5     No Contribution................................................................................47

ARTICLE XIII

REGISTRATION RIGHTS..............................................................................................47
         13.1     Registrable Shares.............................................................................47
         13.2     Required Registration..........................................................................47
         13.3     Effectiveness; Suspension Right................................................................48
         13.4     Expenses.......................................................................................48
         13.5     Indemnification................................................................................49
         13.6     Procedures for Sale of Shares Under Registration Statement.....................................51
         13.7     Transferability of Registration Rights.........................................................52

ARTICLE XIV

MISCELLANEOUS PROVISIONS.........................................................................................52
         14.1     Amendment......................................................................................52
         14.2     Waiver of Compliance...........................................................................52
         14.3     Notices........................................................................................52
         14.4     Assignment.....................................................................................53
         14.5     No Third Party Beneficiaries...................................................................53
         14.6     Public Announcements...........................................................................54
         14.7     Counterparts...................................................................................54
         14.8     Headings.......................................................................................54
         14.9     Entire Agreement...............................................................................54
         14.10    Governing Law..................................................................................54



EXHIBITS

Exhibit A-1       Articles of Merger (Utah)
Exhibit A-2       Certificate of Merger (Delaware)
Exhibit B         Form of Letter of Transmittal
Exhibit C         Escrow Agreement
Exhibit D         Form of Employment Agreement
Exhibit E         Form of Assignment of Inventions and Confidentiality Agreement
Exhibit F         Form of Opinions



                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of July 1, 1999 by and among Go2Net, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), 3I Acquisition Corp., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition Corp."), Authorize.Net Corporation, a corporation organized under the laws of the State of Utah (the "Company"), and those shareholders (the "Principal Shareholders") identified on the signature pages hereto.

         WHEREAS, the respective Boards of Directors of the Parent, Acquisition Corp. and the Company have approved the merger of the Company with and into Acquisition Corp. (the "Merger"), pursuant to which Acquisition Corp. will be the surviving corporation and the stockholders of the Company immediately prior to such merger will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. (a) At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement, the Utah Revised Business Corporation Act (the "UBCA") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Acquisition Corp., the separate corporate existence of the Company shall cease, and Acquisition Corp. shall continue as the surviving corporation. Acquisition Corp. as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article XI and subject to the satisfaction or waiver of the conditions set forth in Articles IX and X, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Articles IX and X, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "Closing Date."

         1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles IX and X, the parties hereto shall cause the Merger to be consummated by filing agreements or certificates of merger as contemplated by the UBCA and the DGCL in the forms of Exhibit A-1 and A-2 hereto (collectively, the "Certificates of Merger"), together with any required related certificates, with the Secretary of State of the State of Utah and the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the UBCA and the DGCL (the time of such filings being the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the UBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      Certificate of Incorporation; By-Laws.

                  (a) Certificate of Incorporation. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the UBCA and such Certificate of Incorporation, except that the name of Acquisition Corp. shall be changed to "Authorize.Net Corp."

                  (b) By-Laws. Unless otherwise determined by the Parent prior to the Effective Time, the By-Laws of Acquisition Corp., as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the UBCA, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

         1.5 Directors and Officers. The directors of Acquisition Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition Corp. or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition Corp. or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition Corp. or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

         2.1 Merger Consideration. Except as set forth in Section 2.2(e) hereof, the consideration payable in the Merger to (i) holders of shares of the Company's Common Stock, $.001 par value ("Company Common Stock"), shall consist of shares of (a) the Common Stock, $.01 par value per share, of the Parent ("Parent Common Stock"), and (b) cash and (ii) holders of Stock Options (as hereinafter defined) shall consist of options to purchase shares of Parent Common Stock, such shares of Parent Common Stock, options and cash to be issuable at the Closing and from time to time thereafter pursuant to Section 2.2(a)(ii) in accordance with the terms of this Agreement. Such shares of Parent Common Stock issuable, options to purchase shares of Parent Common Stock and cash payable at the Closing as provided herein shall in the aggregate be referred to as the "Initial Merger Consideration".

         2.2      Conversion of Shares.

                  (a)      Conversion of Shares.

           (i) Each share of Company Common Stock issued and outstanding as of the Effective Time (other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of Part 13 of the UBCA ("Dissenting Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into (A) an amount in cash equal to the quotient obtained by dividing (x) $13,500,000 by (y) the total number of Fully Diluted Shares (as herein defined) (excluding all stock options) as of the Effective Time and (B) that number of shares of Parent Common Stock as shall be obtained by dividing (i) the difference between (1) the number of shares obtained by dividing $77,000,000 by the Closing Market Price (as hereinafter defined) and (2) the Option Shares (as hereinafter defined) by (ii) the total number of Fully Diluted Shares (as herein defined) (excluding all stock options). Such resulting quotients are collectively referred to herein as the "Exchange Ratio." "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Company Common Stock, immediately prior to the Closing Date, calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities and options (whether vested or unvested) and warrants had been converted or exercised. The aggregate number of shares of Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "Merger Shares." For purposes of this Agreement, the term "Closing Market Price" shall mean the average of the last quoted sale price for shares of Parent Common Stock on The Nasdaq National Market for each of the five trading days ending immediately prior to the Effective Time. Schedule 2.2 attached hereto sets forth, with respect to the Initial Merger Consideration,
(i) the Closing Market Price, (ii) the Exchange Ratio, (iii) the aggregate number of Merger Shares, (iv) the aggregate number of Option Shares (as defined below), and (v) the aggregate cash payment to be paid in connection with the Merger, with the allocation among the shareholders and option holders.

             (ii) The Initial Merger Consideration will be increased as more specifically described in Schedule 2.2 in the event that during the respective six month period described in Schedule 2.2 the Surviving Corporation achieves the specified amounts of revenues and earnings before taxes for such period. The revenues and earnings before taxes will be computed by Parent, in accordance with generally accepted accounting principles applied on a basis consistent with the Company's past practices, within thirty (30) days of the end of each six month period and, to the extent earned, such additional consideration shall be paid, at the Parent's option, in shares of Parent Common Stock (or the stock of any entity, or parent of such entity, that acquires all or substantially all of the assets or outstanding securities of Parent or with or into which Parent merges, and that issues shares of its equity securities in connection with such acquisition or merger (an "Acquiror")) (valued based on the average of the last quoted sale price for such Common Stock for the five days immediately prior to the thirtieth day after the end of such six month period) (the "Additional Shares"), cash or any combination thereof. Providing no objections are made pursuant to this Section 2.2, such additional purchase price shall be paid on the earlier of the (i) expiration of the objection period provided below and
(ii) receipt of written notice from the Shareholder Representatives that no objection will be made, otherwise such payment shall be made upon resolution of any such objection. The additional purchase price will be allocated in accordance with Schedule 2.2.

         At such time as the Surviving Corporation's revenues and earnings before taxes are determined for each six-month period described above in this
Section 2.2(a)(ii), Parent shall provide the Shareholder Representatives with a statement setting forth the calculation of such revenues and earnings for such period. In the event that the Shareholder Representatives do not object to the determination by Parent of such revenues and earnings by written notice of objection (the "Notice of Objection") delivered to Parent within thirty (30) days after the Shareholder Representatives' receipt of such determination, such Notice of Objection to describe in reasonable detail the Shareholder Representatives' proposed adjustments to the proposed revenues and earnings determination, the proposed revenues and earnings for such period shall be deemed final and binding.

         If the Shareholder Representatives do deliver a Notice of Objection to Parent, then the dispute shall be resolved as follows:

               (W) The Shareholder Representatives and Parent shall promptly endeavor to agree upon the calculation of revenues and earnings before taxes for such period. In the event that a written agreement determining the amount of revenues and earnings has not been reached within ten (10) days after the date of receipt by Parent from the Shareholder Representatives of the Notice of Objection thereto, then Parent's determination of revenues and earnings and the Notice of Objection shall be submitted to a nationally recognized firm of certified public accountants mutually acceptable to Parent and the Shareholder Representatives (the "Arbitrator").

                (X) Within thirty (30) days of the submission of any dispute concerning the determination of revenues and earnings to the Arbitrator, the Arbitrator shall render a decision in accordance with this Section 2.2(a)(ii) along with a statement of reasons therefor. The decision of the Arbitrator shall be final and binding upon the parties hereto.

                         (Y) The fees and expenses of the Arbitrator for any determination under this Section 2.2(a)(ii) shall be borne equally by Parent, on the one hand, and all the Shareholders and optionholders pro rata, on the other hand, such fees attributable to the Shareholders and optionholders to be deducted from any amounts to be paid to the Shareholders and optionholders pursuant to this Section 2.2(a)(ii).

               (Z) In determining revenues and earnings, Parent shall provide the Shareholder Representatives and their representatives reasonable access to the books and records of the Surviving Corporation and Parent, and Parent shall (and shall cause the Surviving Corporation to) cooperate with the Shareholder Representatives and their representatives in their analysis and determination of revenues and earnings. The Shareholder Representatives shall also be entitled to have reasonable access to the work papers of any accountants retained by Parent and the Surviving Corporation in connection with the determination of revenues and earnings and shall be entitled to discuss such working papers with Parent, the Surviving Corporation and those persons responsible for the preparation thereof.

         Parent shall, and shall cause the Surviving Corporation to, maintain the Surviving Corporation as a separate entity with separate internal financial reporting until June 30, 2001. The Surviving Corporation (or any of its successors) shall not (i) consolidate with or merge into any other entity unless it is the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer or convey all or substantially all of its properties and assets to any other person or entity, unless and in each such case, the surviving corporation or entity or the person or entity acquiring such assets agrees in writing to be bound by this Section 2.2(a)(ii) and any other terms and conditions of this Agreement related hereto.

                  (b) Treasury Shares. Each share of Company Common Stock held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

                  (c) Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock, whether vested or unvested (each a "Stock Option"), shall be deemed assumed by the Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time (including terms and conditions relating to such Stock Option's term, exercisability, vesting schedule and status as an "incentive stock option" under Section 422 of the
Code), the number (rounded down to the nearest whole number) of shares of Parent Common Stock equal to the product obtained by multiplying the aggregate number of shares of Company Common Stock subject to such Stock Option by the number of shares of Parent Common Stock as shall be obtained by dividing (x) the quotient obtained by dividing $90,500,000 by the Closing Market Price by (y) the number of Fully Diluted Shares (including Stock Options) as of the Effective Time. The exercise price for each share of Parent Common Stock issuable upon exercise of such Stock Options shall be the price per share equal to (i) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (ii) the number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (the exercise price per share, so determined, being rounded up to the nearest full cent). No payment shall be made for fractional shares. The aggregate number of shares of Parent Common Stock issuable upon the exercise of Stock Options assumed by Parent pursuant to this
Section 2.2(c) shall be referred to in this Agreement as the "Option Shares." Any adjustment to an incentive stock option made under this Section 2.2(c) shall comply with Section 424(a) of the Code.

                  (d) Acquisition Corp. Shares. Each share of common stock, par value $0.01 per share, of Acquisition Corp. issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

                  (e) Dissenting Shares. Any Dissenting Shares shall be converted into the right to receive from the Parent such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to Part 13 of the UBCA; provided, however, that Dissenting Shares held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in Part 13 of the UBCA, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive such holder's pro rata portion of the Initial Merger Consideration in accordance with the procedures specified in Section 2.3. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Part 13 of the UBCA received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Part 13 of the UBCA.

The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

         2.3      Exchange of Certificates.

                  (a) At the Closing, certificates (the "Certificates") representing all of the issued and outstanding shares of Company Common Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be canceled in exchange for the amount in cash and a certificate representing the number of whole shares of Parent Common Stock (other than the Escrow Shares, as defined below) into which the Company Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement. Such certificates representing shares of Parent Common Stock will be delivered to the Shareholders within ten (10) business days after the Closing. The cash component of the Initial Merger Consideration shall, at Closing, be wired to an account designated by the Shareholder Representatives (as such term is defined in the Escrow Agreement) for further distribution by the Shareholder Representatives pro rata to the Shareholders (as herein defined) in the amounts set forth on
Schedule 2.2 attached hereto, less any expenses allocated to the Shareholders pursuant to Section 7.5. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in the form of Exhibit B attached hereto. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock shall be deemed for all corporate purposes to evidence ownership of (A) the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted and (B) the amount of cash issuable upon conversion of such shares of Company Common Stock, but shall, subject to applicable appraisal rights under the UBCA and Section 2.2(e), have no other rights. Subject to appraisal rights under the UBCA and Section 2.2(e), from and after the Effective Time, the holders of shares of Company Common Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the amount of cash and Parent Common Stock into which such shares of Company Common Stock have been converted.

                  (b) If any cash is to be paid and any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent nor the Company shall be liable to a holder of shares of Company Common Stock for cash and shares of Parent issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the cash and shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of
Section 2.2(a) of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         2.4 No Fractional Securities. No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Common Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Closing Market Price.

         2.5 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

         2.6 No Further Ownership Rights in Company Stock. The amount of cash and the Merger Shares delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof and the payment of any additional amounts pursuant to Section 2.2(a)(ii) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Company Common Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         2.7 Adjustment Event. If, between the date hereof and the Effective Time or during any period of time in which the value of Parent Common Stock is required to be determined for payments made pursuant to Section 2.2(a), the issued and outstanding shares of Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate adjustment to the Exchange Ratio and the calculations made pursuant to Sections 2.2(a)(ii) and 2.2(c) shall be made to fully reflect such change in such manner as is reasonably and mutually acceptable to the Parent and the Shareholder Representatives.

         2.8 Escrow. At the Effective Time, Parent will deposit in escrow on behalf of the holders of Company Common Stock certificates representing Merger Shares with a value based upon the Closing Market Price equal to ten percent (10%) of the Initial Merger Consideration (which shall reduce the Merger Shares issuable to such holders of Company Common Stock under Section 2.2(a)) allocated among the holders of Company Common Stock based on the number of shares of Company Common Stock held at the Effective Time (collectively, the "Escrow Deposit"). The Escrow Deposit shall be held by and registered in the name of Continental Stock Transfer & Trust Co., as Escrow
Agent, as security for the indemnification obligations under Article XII pursuant to the provisions of an Escrow Agreement (the "Escrow Agreement") in the form of Exhibit C attached hereto.

         2.9 Tax Consequences. For Federal income tax purposes, the parties intend that Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code. Accordingly, both prior to and after the Closing, each of the parties agrees that all of its books and records shall be maintained and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a forward triangular merger under Section 368(a)(2)(D) of the Code. Each party shall provide to each other such information, reports, returns or schedules as may be reasonably required to assist such party in accounting for and reporting the Merger being so qualified.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company represent and warrant to the Parent and Acquisition Corp. as set forth below, subject to the exceptions set forth in the disclosure schedules attached hereto (the "Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any information disclosed in one section of the Disclosure Schedules shall, should the existence of the information be relevant to any other section of the Disclosure Schedules, be deemed to be disclosed in all sections of the Disclosure Schedules but only to the extent that the relevance of such information to such other section is reasonably apparent in the section of the Disclosure Schedules on which such information is disclosed. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has no Subsidiaries (as that term is hereinafter defined). The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions set forth in Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by it or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a Company Material Adverse Effect (as defined below). The Company has previously delivered to the Parent complete and correct copies of its Articles of Incorporation (certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its ByLaws  (certified  by the Secretary of the Company as of a recent date). Except as set forth in Schedule 3.1, neither the Company's Articles of Incorporation nor its By-Laws have been amended since the date of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instrument. The term "Company Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company.

         3.2 Authorization. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors and shareholders of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificates of Merger pursuant to the UBCA and the DGCL) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

         3.3 Consents and Approvals; No Violations. Subject to (a) the filing of the Certificates of Merger with the Secretary of State of the State of Utah and the Secretary of State of the State of Delaware and (b) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not:
(i) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Company Material Adverse Effect, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound except for such violations and conflicts which would not have a Company Material Adverse Effect or (iv) require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained would not have a Company Material Adverse Effect.

         3.4      Capitalization.

                  (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, of which 859,295 shares are issued.
Schedule 3.4(a) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in Schedule 3.4(a), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

                  (b) The  Company  does not own,  directly or  indirectly,  any equity  securities,  or  options,  warrants  or other  rights to acquire  equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "Subsidiary").

         3.5 Financial Statements;  Business Information. (a) Attached hereto as
Schedule 3.5(a) are (i) the unaudited balance sheets of the Company as of December 31, 1998 and the statements of income for the fiscal period then ended, and (ii) the unaudited balance sheets of the Company as of May 31, 1999 and the statements of income of the Company for the five months then ended (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of the Company,
(ii) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby except where non-compliance would not be material in amount or effect, and (iii) present fairly in all material respects the financial condition and results of operations of the Company as at the dates, and for the periods, stated therein, except that the interim Financial Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect and the Financial Statements do not include footnotes.

                  (b) Schedule 3.5(b) attached hereto sets forth the aggregate monthly transaction value processed by the Company for the period commencing on January 1, 1999 and ending on May 31, 1999 separately for each credit card processing transaction and automated clearing house transaction consummated during such period and the monthly number of transactions processed during such five month period.

         3.6  Absence  of  Undisclosed  Liabilities.  Except (i) as set forth on
Schedule 3.6, (ii) as set forth or reserved against in the balance sheet of the Company dated as of May 31, 1999, included in the Financial Statements (the "Balance Sheet") and (iii) for obligations and liabilities incurred since May 31, 1999 in the ordinary course of business, which do not individually or in the aggregate exceed $25,000, the Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, of the type required to be reflected or disclosed on a balance sheet or the notes thereto as required according to generally accepted accounting principles.

         3.7  Absence  of  Certain  Changes  or  Events.  Except as set forth in
Schedule 3.7, since May 31, 1999, the Company has carried on its business in all material respects in the ordinary course and consistent with past practice. Except as set forth on Schedule 3.7 hereto, since May 31, 1999, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any Company Material Adverse Effect; (iii) made any change in accounting principal or practice or in its method of applying any such principal or practice, (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature; (vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of its Employees (as that term is hereinafter defined) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as that term is hereinafter defined); or
(xi) entered into any agreement to do any of the foregoing.

         3.8 Legal Proceedings, etc. Except as set forth in Schedule 3.8, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company (which, for purposes of this Agreement shall mean the actual knowledge of the Principal Shareholders and Chief Financial Officer of the Company), threatened against the Company or its properties, assets or business or, to the best knowledge of the Company, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending against the Company, or, to the best knowledge of the Company, threatened against the Company challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

         3.9      Taxes.  The Company represents and warrants the following:

                  (a) Except as set forth in Schedule 3.9, the Company has duly and timely filed, all Tax returns and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed by it or prior to the date hereof, and has in a timely manner paid all Taxes which are (or will be) due for all periods ending on or before the date hereof, whether or not shown on such returns, except to the extent the Company has established adequate reserves on the Balance Sheet for such Taxes. All such Tax returns have been accurately and completely prepared in all material respects in compliance with all laws, rules and regulations.

                  (b) Except as set forth in Schedule 3.9 hereto, there are no actions or proceedings currently pending or, to the best knowledge of the Company, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion by the Company with any governmental authority regarding claims for the assessment or collection of Taxes. Any unpaid Taxes that have been claimed or imposed as a result of any examinations of any Tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. Except as set forth in Schedule 3.9, there are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable. Except as set forth in Schedule 3.9, to the best knowledge of the Company, no claim has been received from any taxing authority in a jurisdiction in which the Company does not file Tax returns that it is or may be subject to taxation by that jurisdiction.

                  (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

                  (d) Except as set forth in Schedule 3.9, there is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code, and as to any payment pursuant to any agreement, plan or arrangement set forth on Schedule 3.9, all requisite shareholder votes will be taken or obtained by the Company prior to the Effective Time so as to avoid the characterization of each such payment as a "parachute payment" for purposes of Sections 280G and 4999 of the Code.

                  (e) Except as set forth in Schedule 3.9, the Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and the Company does not have any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

                  (f) Except as set forth in Schedule 3.9, the Company has withheld all amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws.

                  (g) The Company is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company are subject to an election under
Section 341(f) of the Code or comparable provisions of any state statutes.

                  (h) The Company is not, and has not been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  (i) Except as set forth in Schedule 3.9, there are no accounting method changes or proposed or threatened accounting method changes of the Company, nor any other item, that could give rise to an adjustment under
Section 481 of the Code for periods after the Closing Date, and the Company will not be required to make any such Section 481 adjustment as a result of the transaction contemplated by this Agreement.

                  (j) Except as set forth in Schedule 3.9, no power of attorney has been granted by the Company and is currently in force with respect to any matter relating to Taxes.

                  (k) The Company further represents and warrants the following to the extent that, with respect to each of the following, the breach thereof results in the failure of the transaction contemplated by this Agreement to qualify as a reorganization under Section 368(a) of the Code:

    (i) Acquisition Corp. will acquire at least ninety percent (90%) of the fair market value of the net assets held by Company immediately prior to the Merger and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, amounts used by Company to pay its reorganization expenses, and all distributions and redemptions (except for regular, normal dividends) made by Company immediately preceding the Merger will be included as assets of Company held immediately prior to the Merger.

                           (ii) The  liabilities  of  Company  to be  assumed by
Acquisition Corp.
and the liabilities to which the transferred assets of Company will be subject were incurred by Company in the ordinary course of its business.

                           (iii)  Company  and the  Shareholders  will pay their
respective expenses,
if any, incurred in connection with the Merger, provided that such expenses incurred by the Company in excess of $100,000 will be paid by the Shareholders.

      (iv) There is no intercorporate indebtedness existing between Company and Acquisition Corp. or between Company and Parent that was issued, was acquired, or will be settled at a discount.

         3.10 Title to Properties and Related Matters. (a) Except as set forth on Schedule 3.10(a), the Company has good and valid title to all personal property, tangible or, excluding any Intellectual Property Rights (as defined in
Section 3.11), intangible, which the Company purports to own, including the properties reflected on the Balance Sheet or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since May 31, 1999), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $10,000 in each individual case), (ii) liens for Taxes not yet due and payable, and
(iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby. Collectively, such property and the Intellectual Property Rights disclosed on Schedule 3.11 constitute all property, tangible or intangible, necessary to conduct the Company's business as presently conducted.

                  (b) The Company does not own any real property or any interest in real property, except as set forth in Schedule 3.10(d).

                  (c) Schedule 3.10(c) sets forth a list, which is correct and complete in all material respects, of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned or leased by the Company with a book value as of May 31, 1999, in each case of $10,000 or more. All such personal property is in suitable operating condition (ordinary and reasonable wear and tear excepted) and is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in
Schedule 3.10(d). Except as disclosed in Schedule 3.10(c), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property has been in material conformance with all applicable laws and regulations except for such non-conformance as would not have a Company Material Adverse Effect. Except as set forth on Schedule 3.10(c), there are no assets leased by the Company that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined in Section 3.22).

                  (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Except as set forth in Schedule 3.10(d), (i) each such lease is valid and binding, and in full force and effect; except to the extent that applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights may affect such validity or enforceability,
(ii) neither the Company nor (to the best knowledge of the Company or the Principal Shareholders) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company) a default by any other party under such lease; (iii) to the best knowledge of the Company, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) there is no requirement under any such lease that the Company either obtain the lessor's consent to, or notify the lessor of, the consummation of the transactions contemplated by this Agreement.

         3.11 Intellectual Property;  Proprietary Rights; Employee Restrictions.
(a) Set forth on Schedule 3.11 is a list of all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names and Internet domain names that are used by the
Company in the Company's business as presently conducted and that are not commercially available generally. The items listed on Schedule 3.11, together with all other intellectual property rights owned by the Company and used in connection with its business and (i) all licenses, assignments and releases of intellectual property rights of others in material works embodied in the Company's products, (ii) any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials created by or on behalf of the Company, and (iii) inventions, trade dress, logos and designs created by or on behalf of the Company are referred to as "Intellectual Property Rights." All Intellectual Property Rights purported to be owned by the Company which were developed, worked on or otherwise held by any employee, officer, consultant or otherwise are owned free and clear by the Company by operation of law or have been validly assigned to the Company. True and correct copies of all such licenses, assignments and releases of Intellectual Property Rights have been provided to Parent prior to the date hereof, all of which are valid and binding and in full force and effect; except to the extent that applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights may affect such validity or enforceability. All services provided to the Company by non-employees in respect of the creation, modification or improvement of any Intellectual Property Rights of the Company (including, without limitation, software, hardware, copyrightable works and the like) have been performed pursuant to agreements with the Company that assign to the Company ownership of such Intellectual Property Rights, each of which is a valid and binding and in full force and effect; except to the extent that applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights may affect such validity or enforceability. The Intellectual Property Rights (along with other commercially available generally intellectual property rights) are sufficient in all material respects to carry on the business of the Company as presently conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights identified in
Schedule 3.11 as owned or licensed by the Company or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in the Company's products. The present business activities or products of the Company do not infringe any Intellectual Property Rights of others. Except as set forth in Schedule 3.11, the Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe in any material respect or may infringe any Intellectual Property Rights of such person.

         The Company has the right to use all trade secrets, data, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business (including, without limitation, the operation of its Web sites) as presently conducted in any material respect and has no reason to believe that any of such information that is provided to the Company by third parties will not continue to be provided to the Company on the same terms and conditions as currently exist. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. To the best knowledge of the Company , all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor, to the best knowledge of the Company , have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the best knowledge of the Company , no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

         The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and to the Company's best knowledge, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's best knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

         Except as set forth in Schedule 3.11, neither the Company nor, to the best knowledge of the Company and the Principal Shareholders, any of the Company's Principal Shareholders or employees, have any agreements or arrangements with current or former employers of such Principal Shareholders or employees that would interfere with such Principal Shareholder's or employees' ability to develop or assign to the Company any Intellectual Property Rights developed by such Principal Shareholder or employee for the Company and related to (i) confidential information or trade secrets of such employers, or (ii) the assignment of rights by such Principal Shareholders or employees to any inventions, know-how or intellectual property of any kind. The Company and the Principal Shareholders have previously delivered to Parent true and correct copies of each agreement listed on Schedule 3.11. No such Principal Shareholders or employees are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate in any material respects any agreements or arrangements known to the Company or any of the Principal Shareholders which any such employees or consultants have with former employers or any other entity to whom such employees or consultants may have rendered consulting services.

         3.12  Contracts.  (a) Except as set forth in  Schedule  3.12(a)  (or in
Schedule 3.4(a), Schedule 3.10(d), Schedule 3.11, or Schedule 3.13(a)), the Company is not a party to, or subject to:

      (i) any contract, arrangement or understanding, or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $25,000;
  (ii) any note, indenture, credit facility, mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                           (iii)    any guaranty issued by the Company;

     (iv)  any  contract,   arrangement   or   understanding   relating  to  the
acquisition, issuance or transfer of any securities;

     (v) any contract, arrangement or understanding relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights other than licenses granted in the ordinary course of business with a term of less than one year;

     (vi) any contract, arrangement or understanding granting to any person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one year;

     (vii) any contract, arrangement or understanding restricting the Company's or any Subsidiary's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

     (viii) any contract, arrangement or understanding relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company is required to pay more than $25,000 per year;

     (ix) any contract, arrangement or understanding with a Related Person (as that term is hereinafter defined); or

     (x) any outstanding offer, commitment or obligation to enter into any contract or arrangement of the nature described in subsections (i) through (ix) of this subsection 3.12(a).

                  (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or the Principal Shareholders) any other party is in default under any material contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company) a default by any other party under such contract; (iii) to the best knowledge of the Company, there are no disputes or disagreements between the Company and any other party with respect to any material contract; and (iv) each other party to each material contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

                  (c) Except as set forth and described in Schedule 3.12(c), the Company has not issued any warranty or any agreement or commitment to indemnify any person other than in the ordinary course of business.

         3.13     Employees; Employee Benefits.

                  (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since December 31, 1998 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. Schedule 3.13(a) hereto sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on Schedule 3.13(a), there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. Schedule 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth on Schedule 3.13(a). None of the Employees has, to the best knowledge of the Company or the Principal Shareholders, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since December 31, 1998, the Company has not (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or
(iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

                  (b) Except as disclosed on Schedule 3.13(b), the Company has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or, to the best knowledge of the Company or the Principal Shareholders, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in Schedule 3.13(b), there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the best knowledge of the Company or the Principal Shareholders, threatened between the Company and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company or the Principal Shareholders, threatened with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

                  (c) Schedule 3.13(c) sets forth a list of each material defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, cafeteria plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

                  (d) No Benefit Plan is either an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or other form of retirement plan intended to meet the requirements of Section 401(a) of the Code. No Benefit Plan is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) that at any time prior to the Closing was not exempt from the annual reporting requirement set forth in Section 104(a) of ERISA. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees. No event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code, or other applicable law. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (ii) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (iii) the most recent actuarial report, if any, relating to the Benefit Plan.

                  (e) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount as a result of the Merger that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

         3.14 Compliance with Applicable Law. The Company is not in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation that would not have a Company Material Adverse Effect. The Company has not received any notice alleging any such violation, nor to the best knowledge of the Company or any Principal Shareholders, is there any inquiry, investigation or proceedings relating thereto.

         3.15 Ability to Conduct the Business. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company has in force, and is in compliance with, in all material respects, all material governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the best knowledge of the Company, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

         3.16 Major Customers. Schedule 3.16 sets forth a complete and correct list of the ten largest customers of the Company, in terms of revenue recognized in respect of such customers during the month ended May 31, 1999, showing the amount of revenue recognized for each such customer during such period. Except as set forth and described in Schedule 3.16, to the best knowledge of the Company or any Principal Shareholders, the Company has not received any notice or other communication (written or oral) from any of the customers listed in
Schedule 3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

     3.17 Consultants, Sales Representatives and Other Agents. Schedule 3.17 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the five months ended May 31, 1999. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

         3.18 Accounts Receivable. All accounts receivable of the Company reflected on the balance sheet at May 31, 1999 (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, and (ii) except as set forth on Schedule 3.18, are owned by the Company free and clear of any security interest, lien, encumbrance, or to the best knowledge of the Company, claims, and (iii) are accurately and fairly reflected on the balance sheet. The reserves for bad debts reflected on the balance sheet were calculated in accordance with generally accepted accounting principles consistent with past practice and, to the best knowledge of the Company, are adequate.

         3.19 Insurance. Schedule 3.19 hereto is a true and complete list of all insurance policies carried by the Company with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

     3.20 Bank Accounts; Powers of Attorney. Schedule 3.20 sets forth a complete and correct list showing:

     (i) all bank accounts of the Company, together with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

     (ii) the names of all persons holding powers of attorney from the Company and a summary statement of the terms thereof.

         3.21 Minute Books, etc. The minute books, stock certificate book and stock ledger of the Company are complete and correct in all material respects. The minute books of the Company contain accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

         3.22 Related Person Indebtedness and Contracts. Schedule 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Related Persons"): (i) the Principal Shareholders; (ii) the spouses and children of any of the Principal Shareholders (collectively, "near relatives"); (iii) any trust for the benefit of any of the Principal Shareholders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Principal Shareholders or by any of their respective near relatives. All amounts contributed by the Principal Shareholders to the Company have been treated as contributions to Company equity and have not been treated as, nor do they constitute, indebtedness of the Company to its Principal Shareholders.

         3.23 Brokers; Payments. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Principal Shareholders. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 6.3) with parties other than Parent. No valid claim exists against the Company or, based on any action by the Company, against the Surviving Corporation or the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

         3.24 Company Action. The Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the UBCA, and (iii) directed that this Agreement and the Merger be submitted to the Company shareholders for their approval and resolved to recommend that the Company's shareholders vote in favor of the approval of this Agreement and the Merger. The shareholders of the Company have approved the Merger and this Agreement in accordance with the provisions of the UBCA.

         3.25 Year 2000 Matters. All computer hardware and software owned, licensed or otherwise used by the Company will not perform differently and experience any material malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000, and with respect to any computer hardware or software licensed or otherwise used by the Company which are supplied by third parties, the foregoing representation is limited to the Company's best knowledge of the capabilities of such hardware and software.

         3.26 Disclosure. No representation or warranty by the Company contained in this Agreement and no statement contained, when considered together as a whole, in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by the Company contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF THE PRINCIPAL SHAREHOLDERS

         4.1 Authorization; etc. The Principal Shareholders severally and not jointly represent and warrant to the Parent and Acquisition Corp. as follows:

     (i) Each of the Principal Shareholders is the sole and exclusive record and beneficial owner of the shares or options to purchase shares of the Company's capital stock set forth opposite his or her name in Schedule 3.4 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on Schedule 3.4 hereto, there are no agreements, arrangements or understandings to which such Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by such Principal Shareholder; (ii) such Principal Shareholder shall (A) concurrently with such Principal Shareholder's execution and delivery of this Agreement, execute and deliver to Parent a written consent in which such Principal Shareholder voted all shares of capital stock owned by such Principal Shareholder in favor of the Merger and the adoption of this Agreement by the Company, (B) at the Effective Time, deliver or cause to be delivered to the Parent certificates representing all shares of Company Common Stock owned by such Principal Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws);
(iii) such Principal Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Principal Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and (iv) the execution and delivery of this Agreement by such Principal Shareholder and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any such Principal Shareholder that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Principal Shareholder is a party, or by which such

Principal Shareholder or the shares of Company Common Stock held by such Principal Shareholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Principal Shareholder pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would have a material adverse effect on such Principal Shareholder's ability to perform such Principal Shareholder's obligations hereunder, or (C) to such Principal Shareholder's best knowledge, violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Principal Shareholder or by which such the shares of or options to purchase Company Common Stock held by such Principal Shareholder may be bound.

         4.2      Parent Common Stock.

     Each Principal Shareholder, severally and not jointly, acknowledges, represents and warrants to the Parent and Acquisition Corp. as follows:

     (i) Such Principal Shareholder understands that the shares of Parent
Common Stock to be issued to such Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Principal Shareholder in this Agreement. Such Principal Shareholder understands that the Parent is relying, in part, upon the Principal Shareholder's representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions.

     (ii) Such Principal Shareholder has such knowledge, skill and experience in business, financial and investment matters so that the Principal Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Principal Shareholder has deemed it appropriate to do so, the Principal Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

     (iii) Such Principal Shareholder has made, either alone or together with the Principal Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Principal Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Principal Shareholder and advisors have received all information and data that the Principal Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

     (iv) Such Principal Shareholder has reviewed the Principal Shareholder's financial condition and commitments, alone and together with the Principal Shareholder's advisors, and, based on such review, the Principal Shareholder is satisfied that (A) the Principal Shareholder has adequate means of providing for the Principal Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Principal Shareholder's entire investment in the Parent Common Stock, (B) the Principal Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Principal Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. Such Shareholder shall furnish any additional information about the Principal Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

     (v) Such Principal Shareholder understands that the shares of the
Parent  Common  Stock  to be  received  by  the  Principal  Shareholder  in  the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that the Principal Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. Such Principal Shareholder further understands that, except as provided in Article XII, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common stock to be received by the Principal Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Article XIII, the Principal Shareholder understands that the Principal Shareholder may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Principal Shareholder. Such Principal Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Principal Shareholder understands that the Principal Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Principal Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

     (vi) Except as provided in Article XIII, such Principal Shareholder is acquiring shares of the Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

                           (vii) The certificate(s) evidencing the shares of the
Parent Common
Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                       OF THE PARENT AND ACQUISITION CORP.

     The Parent and Acquisition Corp. jointly and severally represent and warrant to the
Company that:

         5.1 Corporate Organization. Each of the Parent and Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Acquisition Corp. has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Parent and Acquisition Corp. are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in Schedule 5.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition Corp. or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a Go2Net Material Adverse Effect (as defined below). Acquisition Corp. is a corporation newly formed by Parent and has not conducted any business other than as expressly set forth in or contemplated by this Agreement. The Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date) and its By-Laws (certified by the Secretary of the Parent as of a recent date) and (ii) the Certificate of Incorporation of Acquisition Corp. and all amendments thereto to the date hereof (certified by the Secretary of State of the State of Delaware as of a recent date) and the By-Laws of Acquisition Corp. (certified by the secretary of Acquisition Corp. as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of the Parent or Acquisition Corp. has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "Go2Net Material Adverse Effect" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition Corp., taken as a whole.

         5.2 Authorization. Each of the Parent and Acquisition Corp. has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition Corp. and by the Parent as the sole stockholder of Acquisition Corp., and no other corporate proceedings on the part of the Parent or Acquisition Corp. are necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificates of Merger pursuant to the UBCA and the DGCL) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition Corp. and constitutes the valid and binding agreement of the Parent and Acquisition Corp., enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         5.3 Consents and Approvals; No Violations. Subject to (a) the filing of Certificates of Merger with the Secretary of State of the State of Utah and the Secretary of State of the State of Delaware and (b) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition Corp.; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition Corp. are parties, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition Corp. pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a Go2Net Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition Corp. or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a Go2Net Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition Corp., any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a Go2Net Material Adverse Effect.

         5.4 Capitalization. (a) The authorized capital stock of the Parent consists of 499,000,000 shares of Parent Common Stock, of which 27,198,416 shares are issued and outstanding as of June 25, 1999 and 1,000,000 shares of Preferred Stock, of which 300,000 shares are designated Series A Convertible Preferred Stock and of which 300,000 shares are issued and outstanding as of June 25, 1999. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which the Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's employee stock option plans, including those assumed in connection with prior acquisition transactions (collectively, the "Stock Option Plans"), there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and (except as contemplated by this Agreement and except with respect to options issued under the Stock Option Plans) there are no agreements or commitments to which the Parent is a party or by which it is bound pursuant to which the Parent is or may become obligated to issue additional shares of its capital stock.

                  (b) The authorized capital stock of Acquisition Corp. consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition Corp., and there are no agreements or commitments to which Acquisition Corp. is a party or by which it is bound pursuant to which Acquisition Corp. is or may become obligated to issue additional shares of its capital stock.

         5.5 SEC Reports and Financial Statements. The Parent has heretofore delivered or made available to the Company complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (the "Acts") since and including the filing date of the Registration Statement with respect to the Parent's initial public offering (such reports and other filings collectively referred to herein as the "SEC Filings"). The SEC Filings constitute all of the documents required to be filed by the Parent under the Securities Act and Exchange Act since such date. All documents required to be filed as exhibits to the SEC Filings have been so filed, and all contracts so filed as exhibits are in full force and effect, except those which are expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in default thereunder. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of the Parent included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of the Parent, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent as at the dates thereof and the results of operations and cash flows (or changes in financial position, for the fiscal year ended September 30, 1998 and earlier years) for the periods then ended. The unaudited financial statements included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Parent, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent as at the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The foregoing representations and warranties in this Section
5.5 shall also be deemed to be made with respect to all filings made with the SEC on or before the Effective Time.

         5.6 Litigation. There are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Parent and Acquisition Corp., threatened against the Parent, Acquisition Corp. or their respective properties, assets or business or, to the knowledge of the Parent and Acquisition Corp., pending or threatened against any of their respective officers, directors, employees, agents or consultants in connection with their respective businesses. There are no such suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Parent and Acquisition Corp., threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which either the Parent or Acquisition Corp. is a party, or involving the Parent's or Acquisition Corp.'s respective properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Parent or Acquisition Corp.

         5.7 Compliance with Applicable Law. The Parent is not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a Go2Net Material Adverse Effect. The Parent has not received any notice alleging any such violation, nor to the knowledge of the Parent, is there any inquiry, investigation or proceedings relating thereto.

         5.8 Brokers; Payments. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or Acquisition Corp.

         5.9 Disclosure. No representation or warranty by the Parent or Acquisition Corp. contained in this Agreement and no statement contained in any of the Disclosure Schedules delivered or to be delivered pursuant to this Agreement by Parent or Acquisition Corp. contains or will contain, when considered together as a whole, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made.

         5.10 Validity of Shares. Assuming the accuracy of the representations contained in Article IV and the Letter of Transmittal executed by each holder of Company Common Stock, the shares of Parent Common Stock to be issued in connection with the Merger will, when issued in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances.

         5.11 No Material Adverse Change. Since the date of Parent's Report on Form 10-Q for its fiscal quarter ended March 31, 1999, there has been no material adverse change in the business, operations or financial condition of Parent and its subsidiaries, taken as a whole.

                                   ARTICLE VI

                 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

         6.1 Conduct of Business of the Company. During the period commencing on the date hereof and continuing until the Effective Time, the Company agrees that the Company, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent:

                  (a) will carry on its business only in the ordinary course and consistent with past practice;

                  (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

                  (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

                 (d) will not amend its Certificate of Incorporation or By-Laws;

                  (e) will not issue, or agree to issue, any shares of its capital stock, or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

                  (f) will not combine, split or otherwise reclassify any shares of its capital stock;

                  (g)      will not form a Subsidiary;

                  (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

                  (i) will not (i) make any capital expenditures individually in excess of $10,000 or in the aggregate in excess of $25,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement,
(iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $10,000 annually or in the aggregate in excess of $25,000 annually,
(v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

                  (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

                  (k)      will not accelerate receivables or delay payables;

                  (l) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company) any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby that could reasonably be expected to have a Company Material Adverse Effect;

                  (m) will use its commercially reasonable efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof;

                  (n) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $10,000 in the aggregate;

                  (o) during the period commencing on the date hereof and continuing until the Effective Time, the Company will not take any action which would cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code; and

                  (p) will not change the Company's method of accounting and will not make any Tax elections that would adversely affect Parent or its subsidiaries without the consent of Parent.

         6.2 Conduct of Business of Acquisition Corp. During the period commencing on the date hereof and continuing until the Effective Time, Acquisition Corp. shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         6.3 Conduct of Parent and Acquisition Corp. During the period commencing on the date hereof and continuing until the Effective Time, neither the Parent not Acquisition Corp. will take any action which would cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         6.4 Other Negotiations. Neither the Company nor any of the Principal Shareholders will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any corporation, partnership, person or other entity or group (other than Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Parent. If between the date of this Agreement and the termination of this Agreement pursuant to Article XI, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall (i) notify Parent immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the Company's obligations under this Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Access to Properties and Records. The Company and the Parent will provide each other and their respective accountants, counsel and other authorized advisors, with reasonable access, during business hours, to their premises and properties and their books and records

(including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to each other and their respective authorized advisors such additional financial, tax and operating data and other information pertaining to their respective businesses as the Company or the Parent, as the case may be, shall from time to time reasonably request. All of such data and information shall be kept confidential by Parent and the Company unless and until the Merger is consummated.

         7.2 Transfer of Shares. The Principal Shareholders agree that they (i) shall not dispose of or in any way encumber their shares prior to the consummation of the transactions contemplated hereby, (ii) shall use their best efforts to cause, and take no action inconsistent with, the approval and consummation of said transactions and (iii) at the Closing shall surrender the stock certificates representing all shares of Company Stock owned by them, duly endorsed for transfer.

         7.3 Reasonable Efforts; etc. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

         7.4 Material Events. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article IX or Article X hereof.

         7.5 Fees and Expenses. The Parent and the Company shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, except that the shareholders of the Company (the "Shareholders") shall be responsible for all such fees, costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby in excess of $100,000 and such fees, costs and expenses shall be deemed expenses of the Shareholders and paid by the Shareholders on a pro rata basis based on their percentage ownership of the Company on the Closing Date.

         7.6 Nasdaq National Market Listing. Parent shall cause the shares of Parent Common Stock issuable in the Merger to be authorized for listing on The Nasdaq National Market prior to the time that such shares are required to be issued.

     7.7 Tax Treatment. Each of the Parent, Acquisition Corp., the Company and the Principal Shareholders shall use their reasonable commercial efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Parent and its subsidiaries will not take, or cause the Surviving Corporation to take, any action after the Effective Time which will cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code, including, without limitation, any payment pursuant to Section 2.2(a)(ii) of consideration other than shares of Parent Common Stock if such payment, taking into account any claims against the Escrow Deposit, would cause the percentage of total Merger consideration constituting cash or other non-Parent Common Stock consideration to be in excess of 50% of the total Merger consideration.

         7.8      Indemnification.

                  (a) The Surviving Corporation shall assume at the Effective Time, and shall be liable for a period of six years commencing at the Effective Time for, the Company's obligations to indemnify (excluding any and all claims arising (i) in connection with the transactions contemplated by this Agreement and (ii) pursuant to Article XII hereof, defend and hold harmless each person who is or has been at any time prior to the Effective Time, or who becomes prior to the Effective Time, an officer, director or employee of the Company (the "Company Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided in the Surviving
Corporation's Certificate of Incorporation and Bylaws in effect on the date hereof.

                  (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any persons or entity, then and in each such case, proper provision shall be made so that the survivor or transferee shall assume the indemnification obligations provided for in Section 7.8(a).

         7.9 Exchange Act Reports. Parent shall timely file all reports required to be filed under the Exchange Act, during the period commencing on the date hereof and ending on June 30, 2002.

         7.10 Supplements to Disclosure Schedules. From time to time prior to the Effective Time, the Company shall supplement or amend the Disclosure Schedules with respect to any matter hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or that is necessary to correct any information in the Disclosure Schedules or in any representation and warranty of the Company that has been rendered inaccurate thereby. Solely for purposes of determining the accuracy of the representations and warranties of the Company contained in Article III in order to determine the fulfillment of the conditions set forth in Section 9.1, the Disclosure Schedules delivered by the Company shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

         7.11 Legends. The Company shall re-issue a certificate without the legend described in Section 4.2 and the Letter of Transmittal to the holder of such certificate, if the shares represented by such certificate are being transferred pursuant to an effective registration statement under the Securities Act or if the shares represented by such certificate may be publicly sold pursuant to Rule 144(k) under the Securities Act.

                                  ARTICLE VIII

                   COVENANTS OF CERTAIN PRINCIPAL SHAREHOLDERS

         8.1 Non-competition. Each of the Principal Shareholders hereby severally and not jointly agrees that for a period of two (2) years after the date hereof, he, she or it will not, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business organization, engage in any business activity, or have a financial interest in any business activity (excepting only the ownership of not more than 5% of the outstanding securities of any class of any entity listed on an exchange or regularly traded in the over-the-counter market), which is directly or indirectly in competition with the products or services being developed, marketed, sold or otherwise provided by the Company, or which is directly or indirectly detrimental to the Company's business as of the Closing Date ("Competitive Activity"). Such Principal Shareholder further agrees that, for a period of two (2) years from after the date hereof, he, she or it will not in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit or contact in connection with, or in furtherance of, a Competitive Activity any of the Company's employees, consultants, agents, suppliers, customers or prospects that were such with respect to the Company at any time during the one year immediately preceding the date hereof or that become such with respect to the Company at any time during the one year immediately following the date hereof. Such Principal Shareholder's obligations under this Section 8.1 shall survive the termination or cessation of his, her or its employment with the Company and shall not be limited by Article XII hereof.

                                   ARTICLE IX

                        CONDITIONS TO THE OBLIGATIONS OF
                        THE PARENT AND ACQUISITION CORP.

         The obligation of the Parent and Acquisition Corp. to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition Corp. in their sole discretion):

         9.1 Representations and Warranties True. The representations and warranties of the Company and the Principal Shareholders which are contained in this Agreement, or contained in any Schedule, certificate or instrument delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition Corp. a certificate (signed on behalf of the Company by the President of the Company) to that effect with respect to all such representations and warranties made by the Company, and the Principal Shareholders shall have executed and delivered to the Parent and Acquisition Corp. a certificate to that effect with respect to all such representations and warranties made by the Principal Shareholders.

         9.2 Performance. The Company and the Principal Shareholders shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition Corp. a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and the Principal Shareholders shall have executed and delivered to the Parent and Acquisition Corp. a certificate to that effect with respect to all such obligations required to have been performed or complied with by the Principal Shareholders on or before the Closing Date.

         9.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or have a Company Material Adverse Effect.

         9.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by the Company or any Shareholder in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 3.3) shall have been obtained and shall be in full force and effect.

     9.5 Additional Agreements. Parent shall have the following agreements:

     (i) Employment Agreements, in a form satisfactory to Parent, executed by each of David O. Heaps and W. Jeffrey Knowles (the "Key Employees");

                  (ii) the Escrow Agreement annexed as Exhibit C hereto, duly executed by the Shareholder Representatives and the Escrow Agent;

                  (iii) the Letter of Transmittal in the form of Exhibit B duly executed by holders of at least 90% of the outstanding shares of Company Common Stock (the "Letter of Transmittal"); and

                  (iv) a FIRPTA Certificate, duly executed by the Company.

         9.6 Delivery of Certificates for Cancellation. The share certificates representing at least 90% of the issued and outstanding shares of Company Common Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

         9.7 Appraisal Rights. The holders of at least 90% of the issued and outstanding shares of Company Stock shall have voted in favor of the approval of the Merger and the transactions contemplated hereby and no holders of shares of Company Stock shall have demanded appraisal rights in respect of the Merger.

         9.8 Certificate of Merger. The Company shall have executed and delivered to the Parent counterparts of the Certificates of Merger to be filed with the Secretary of State of the State of Utah and the Secretary of State of the State of Delaware in connection with the Merger.

         9.9 Payment of Indebtedness. At or prior to the Effective Time, the Company shall have paid in full all outstanding indebtedness such that at the Closing the Company shall not have any outstanding indebtedness other than accounts payable incurred in the ordinary course of business.

         9.10 Insight Capital Partners III, L.P. Prior to the Closing, Insight Capital Partners III, L.P. ("Insight") and the Company shall have entered into and consummated a stock purchase agreement whereby Insight acquires from the Company shares of Company Common Stock with an aggregate value of $1,400,000 in consideration for the conversion into equity of all outstanding indebtedness to Insight and the payment by Insight to the Company of $500,000.

         9.11 Indemnification Agreements. The Company shall have delivered to Parent evidence that the Indemnification Agreements entered into by the Company and each of W. Jeffrey Knowles, David O. Heaps, Monte Swain and John J. Poelman are terminated and are of no further force and effect.

         9.12 Opinion of Morrison & Foerster, LLP. The Company shall have delivered to Parent an opinion of Morrison & Foerster, LLP, special counsel to the Company in substantially the form annexed as Exhibit F hereto.

         9.13 Opinion of Fillmore Belliston & Israelsen, L.C. The Company shall have delivered to Parent an opinion of Fillmore Belliston & Israelsen, L.C. in substantially the form annexed as Exhibit F hereto.

         9.14 Supporting Documents. The Company shall have delivered to the Parent a certificate of the Secretary of the Company, dated the Closing Date, certifying on behalf of the Company (i) that attached thereto is a true and complete copy of the By-Laws of such Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and Shareholders of such Company authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of the Company executing on behalf of such company this Agreement and the other agreements related hereto.

                                    ARTICLE X

                      CONDITIONS TO THE OBLIGATIONS OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

         The obligation of the Company and the Principal Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date of each of the following conditions (any of which may be waived in writing by the Company and the Principal Shareholders in their sole discretion):

         10.1 Representations and Warranties True. The representations and warranties of each of the Parent and Acquisition Corp. contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition Corp. shall have delivered to the Company and the Shareholders a certificate (signed on its behalf by its President or its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

         10.2 Performance. Each of the Parent and Acquisition Corp. shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition Corp. shall have delivered to the Company and the Shareholders a certificate, signed on its behalf by its President or its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

         10.3 Absence of Litigation. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or Acquisition Corp. which would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and Acquisition Corp. taken as a whole.

         10.4 Consents. All approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition Corp. in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 5.3) shall have been obtained and shall be in full force and effect.

         10.5 Additional Agreements. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements;

     (i) the Employment Agreements referred to in Section 9.5(i) hereof; and

     (ii) the Escrow Agreement referred to in Section 9.5(ii) hereof, together with counterparts signed by the Escrow Agent.

         10.6 Certificates of Merger. The Parent and Acquisition Corp. shall have executed and delivered to the Company counterparts of the Certificates of Merger to be filed with the Secretary of the State of the State of Utah and the Secretary of State of the State of Delaware in connection with the Merger.

     10.7 Cash and Shares of Parent Common Stock; Option Shares; Escrow Deposit.

                  (a) At the Closing the Parent shall deliver to the Shareholder Representatives the cash portion of the Initial Merger Consideration and, within ten (10) days after the Closing Date, shares of Parent Common Stock issuable to the Shareholders pursuant to Section 2.2(a) hereof, as provided in Section 2.3 hereof.

                  (b) As soon as practicable after the Closing and in any event within ten (10) days after the Closing, Parent shall deliver to the Company optionholders option agreements executed by Parent for the Option Shares pursuant to Section 2.2(c).

                  (c) As soon as practicable after the Closing and in any event within ten (10) days after the Closing, Parent will deliver to the persons and in the allocations listed on Schedule 10.7(c) option agreements, which, in the aggregate, may be exercised at an exercise price per share equal to the last quoted sale price for shares of Parent Common Stock on The Nasdaq National Market on the Closing Date for shares of Parent Common Stock equal to ten percent (10%) of the number of shares of Parent Common Stock issuable as part of the Initial Merger Consideration.

                  (d) As soon as practicable after the Closing and in any event within ten (10) days after the Closing, Parent shall deliver to the Escrow Agent the shares of Parent Common Stock constituting the Escrow Deposit pursuant to
Section 2.8.

         10.8 Opinion of Hutchins, Wheeler & Dittmar. Parent shall have delivered to the Company an opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel to the Parent and Acquisition Corp., in substantially the form annexed as Exhibit F hereto.

         10.9     Supporting Documents.

                  (a) The Parent shall have delivered to the Company a certificate of the Secretary of the Parent, dated the Closing Date, certifying on behalf of the Parent (i) that attached thereto is a true and complete copy of the By-Laws of such Parent as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of such Parent authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of the Parent executing on behalf of such Parent this Agreement and the other agreements related hereto.

                  (b) Acquisition Corp. shall have delivered to the Company a certificate of the Secretary of Acquisition Corp., dated the Closing Date, certifying on behalf of Acquisition Corp. (i) that attached thereto is a true and complete copy of the By-Laws of such Acquisition Corp. as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and stockholders of such Acquisition Corp. authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger; and (iii) to the incumbency and specimen signature of each officer of Acquisition Corp. executing on behalf of such Acquisition Corp. this Agreement and the other agreements related hereto.

                                   ARTICLE XI

                                   TERMINATION

         11.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by the mutual written consent of the Company and the Parent;

     (b) by either the Company or the Parent

     (i) if any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

     (ii) if the Effective Time shall not have occurred on or before July 15, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

                  (c) by the  Company,  if any of the  conditions  specified  in
Article X have not been met or waived prior to such time as such condition can no longer be satisfied; or

                  (d) by the  Parent,  if any  of the  conditions  specified  in
Article IX shall not have been met or waived prior to such time as such condition can no longer be satisfied.

         11.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition Corp.) their respective officers or directors, except for Sections 7.5 and 14.6, and the last sentence of Section 7.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE XII

                          INDEMNIFICATION; SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         12.1 Indemnity Obligations. (a) Subject to Sections 12.3 and 12.4 hereof, each of the Shareholders by approval of the Merger hereby jointly and severally agree to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Losses (as that term is hereinafter defined) arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of the Company set forth in Article III of this Agreement or any Schedule or certificate delivered by the Company pursuant hereto; (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) which are contained in this Agreement; or (iii) any claims arising prior to the Closing involving personal injury, death or physical damage to the tangible or real property of the Company or any other person which otherwise would have been covered by fire, property, casualty or liability insurance if the Company had such insurance in place for all periods prior to the Closing. For purposes of this Agreement, the term "Losses" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses

(including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized by Parent.

                  (b) Subject to Sections 12.3 and 12.4 hereof, each of the Shareholders by approval of the Merger hereby severally and not jointly agree to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any losses arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation or warranty of such Shareholder set forth in such Shareholder's Transmittal Letter, or, with respect to the Principal Shareholders, of such Principal Shareholder set forth in Article IV of this Agreement, or any Schedule or certificate delivered by such Shareholder or Principal Shareholder pursuant hereto or thereto; or (ii) any breach of nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of such Shareholder (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) which are contained in the Transmittal Letter, or with respect to the Principal Shareholders, of such Principal Shareholder set forth in Section 6.4 or Article VII of this Agreement, or any Schedule or certificate delivered by such Shareholder or Principal Shareholder pursuant hereto or thereto.

         12.2 Notification of Claims. Subject to the provisions of Section 12.3 below, in the event of the occurrence of an event pursuant to which the Parent shall seek indemnity pursuant to Section 12.1, the Parent shall provide the Shareholder Representatives, and, if such indemnity is sought against a Shareholder pursuant to Section 12.1(b), the Shareholder against whom indemnification is sought with prompt written notice (a "Claim Notice") of such event and shall otherwise promptly make available to the Shareholder Representatives, and, if applicable, such Shareholder, all relevant information which is material to the claim and which is in the possession of the indemnified party. The Claim Notice shall describe in reasonable detail the facts giving rise to any indemnification hereunder and shall include in such Claim Notice (if then known) the amount or method of computation of the amount of such claim and a reference to the provisions of this Agreement or the Transmittal Letter upon which such claim is based. Parent's failure to give a timely Claims Notice or to promptly furnish the Shareholder Representatives, and, if applicable, such Shareholder, with any relevant data and documents in connection with any Third-Party Claim (as that term is hereinafter defined) shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to any of the Shareholders.

                  (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which Parent shall be entitled under this Article XII shall be determined by (A) written agreement between the Parent, the Shareholder Representatives and, if such indemnification is sought against a Shareholder pursuant to Section 12.1(b) the Shareholder against whom indemnification is sought or (B) a final judgment or decree of any court of competent jurisdiction. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

                  (c) The Shareholder Representatives and, if such indemnification is sought against a Shareholder pursuant to Section 12.1(b) the Shareholder against whom indemnification is sought shall have the right to elect to join in, and in such event to conduct and control, through counsel of its choosing reasonably acceptable to Parent, the defense, settlement, adjustment or compromise of any claim of any third party (a "Third Party Claim") as to which indemnification will be sought by such third party from the Parent. The expense of any such defense, settlement, adjustment or compromise, including such counsel, shall be borne by the Shareholders with respect to indemnification sought pursuant to Section 12.1(a) and by the Shareholders against whom indemnification is sought with respect to indemnification sought pursuant to
Section 12.1(b); provided such expenses shall be paid from amounts held in escrow for indemnification sought pursuant to Section 12.1(a) and from the Pro Rata Portion (as defined below) of the Escrow Deposit attributable to the Shareholders against whom indemnification is sought pursuant to Section 12.1(b). Unless the Shareholder Representatives, or, if applicable, the Shareholder, elects to assume such defense, settlement, adjustment or compromise, Parent shall have the right to settle any such Third Party Claim; provided, however, that Parent may not effect the settlement, adjustment or compromise of any such Third Party Claim without the written consent of the Shareholders Representatives, or, if applicable, the Shareholder, which consent shall not be unreasonably withheld. In the event that the Shareholder Representatives, or, if applicable, the Shareholder, has consented in writing to any such settlement, adjustment or compromise, the Shareholders shall have no power or authority to object to the amount of any claim by Parent against the escrow for indemnity with respect to such settlement, adjustment or compromise. The Shareholder Representatives or, if applicable, the Shareholder, shall have the right to settle, adjust, or compromise any Third Party Claim, the defense of which is controlled by the Shareholder Representatives, or, if applicable, the Shareholder using amounts held in escrow; provided, however, that, unless the settlement, adjustment or compromise involves no more than the payment of an amount that is less than the amount of funds then remaining in the escrow (or with respect to indemnification sought pursuant to Section 12.1(b), the Pro Rata Portion of the Escrow Deposit attributable to the Shareholders against whom indemnification is sought) and provides for the unconditional release of Parent, the Company and their respective affiliates, the Shareholders may not effect the settlement, adjustment, compromise or satisfaction of any such Third Party Claim without the consent of the Parent, which consent shall not be unreasonably withheld. In connection with any Third Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the foregoing, shall diligently pursue the defense of such Third Party Claim.

         12.3 Duration. All representations and warranties set forth in this Agreement, the Transmittal Letters and any Schedules or certificates delivered pursuant hereto or thereto, and all covenants, agreements and undertakings of the parties contained in or made pursuant to this Agreement, the Transmittal Letter and any Schedules or certificates delivered pursuant hereto or thereto, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but, except in respect of any claims for indemnification as to which a Claim Notice shall have been duly given prior to the Escrow Release Date (as defined below), all representations, warranties, covenants, agreements and undertakings of the Company and the Shareholders contained in this Agreement and the Letters of Transmittal or any certificate or Schedule delivered pursuant hereto or thereto shall expire on the first anniversary of the Closing Date (the "Escrow Release Date"), at which time the indemnification provided in Article XII shall terminate. Notwithstanding the foregoing, (i) obligations provided in Article VIII and Section 13.5 and (ii) obligations arising from the breaches of the representations and warranties set forth in Sections 3.4 and 3.9 (the "Covered Representations") and arising from fraud shall each survive the Closing Date until expiration of the applicable statute of limitations.

         12.4 Escrow. At the Effective Time, the Escrow Deposit shall be delivered by Parent to the Escrow Agent, to be held for a period ending on the Escrow Release Date, except the Escrow Deposit may be withheld after the Escrow Release Date to satisfy claims for indemnification which are the subject to a Claims Notice delivered prior to the Escrow Release Date. The Escrow Deposit shall be held and disbursed by the Escrow Agent in accordance with an Escrow Agreement in the form attached hereto as Exhibit C. For the purpose of any claim against the Escrow Deposit hereunder, the value per share of the Escrow Deposit shall be deemed to be the Closing Market Price. Except with respect to claims based on the obligations provided in Article VIII and Section 13.5 and for fraud committed by the Company or the Shareholders, which are not limited, if the Closing occurs, Parent and Acquisition Corp. agree that Parent's right to indemnification pursuant to Section 12.1 shall constitute Parent's and Acquisition Corp.'s sole and exclusive remedy and recourse against the
Shareholders for Losses attributable to any inaccuracy or breach of any representation or warranty, or any breach or nonfulfillment of or any failure to perform the covenants, agreements or undertakings, of the Company or the Shareholders which is contained in this Agreement or the Letters of Transmittal or any Schedule or certificate delivered pursuant hereto or thereto. Except (i) with respect to claims based on fraud committed by the Company or a Shareholder or (ii) Losses arising under Article VIII or Section 13.5, the maximum liability of any Shareholder shall be limited to such Shareholder's Pro Rata Portion (as defined below) of the Escrow Deposit (or with respect to a claim for indemnity pursuant to Section 12.1(a)(iii), such Shareholder's Pro Rata Portion of up to $3,000,000 of the Escrow Deposit); provided, however, that the maximum liability of any Shareholder for a breach of a Covered Representation shall be limited to such Shareholder's Pro Rata Portion of the Losses up to the net proceeds of the Merger consideration received by each such Shareholder pursuant to Sections 2.2(a)(i) and 2.2(a)(ii); and, provided further, that no Shareholder shall have any liability for indemnification pursuant to Section 12.1(b) on account of any other Shareholder. Notwithstanding anything to the contrary contained herein, except for indemnification claims relating to Covered Representations, the Shareholders shall have no liability for indemnification pursuant to this
Article XII until the aggregate Losses to the Parent and the Company exceed One Hundred and Fifty Thousand Dollars ($150,000), at which point the Shareholders shall be liable for the full amount of all Losses in excess of such amount. For purposes of this Agreement, a "Pro Rata Portion" of a Shareholder as to any Losses or as to the Escrow Deposit shall mean that fraction of such amount, where the numerator is the number of shares of Company Common Stock held by such Shareholder as of the Closing Date and the denominator is the total number of shares of Company Common Stock outstanding as of the Closing Date.

         12.5 No Contribution. The Shareholders hereby waive, acknowledge and agree that the Principal Shareholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution or right of indemnity against the Company or the Surviving Corporation in connection with any indemnification payments which the Principal Shareholders are required to make under this Article XII.

                                  ARTICLE XIII

                               REGISTRATION RIGHTS

         13.1 Registrable Shares. For purposes of this Agreement, "Registrable Shares" shall mean the shares of Parent Common Stock (or any Acquiror) issued in connection with the Merger; and any shares of Parent Common Stock issued upon the exercise of Stock Options which are exercised prior to the filing of the Registration Statement (as defined below); provided, however, that a distribution of shares of Parent Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, members, stockholders or trust beneficiaries of a Shareholder) shall not be deemed such a sale or transfer for purposes of this
Article XIII and such underlying beneficial owners shall be entitled to the same rights under this Article XIII as the initial Shareholder from which the Registrable Shares were received and shall be deemed a Shareholder for the purposes of this Article XIII.

         13.2 Required Registration. Parent shall prepare and file with the SEC as soon as practicable after (a) the date hereof, but in no event later than 20 days after the Effective Time a registration statement on Form S-3 (and Form S-8 with respect to the Stock Options and Option Shares) (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares issued as part of the Initial Merger Consideration or issuable upon exercise of the Stock Options (the "Initial Registration Statement") and (b) as soon as practicable after each issuance of the Additional Shares as set forth in
Section 2.2 hereof, but in no event later than 20 days after each such issuance a registration statement on Form S-3 (and Form S-8 with respect to any additional Registerable Shares issuable upon exercise of then outstanding Stock Options) (or such successor or other appropriate form) under the Securities Act (each a "Subsequent Registration Statement" and, together with the Initial Registration Statement, the "Registration Statement") and to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "Blue Sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Shareholder may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Parent shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction). Notwithstanding the foregoing, in the event the Closing occurs on or before July 1, 1999, Parent shall file the Initial Registration Statement with the SEC no later then July 13, 1999.

         13.3     Effectiveness; Suspension Right.

                  (a) Parent will use its best efforts to cause each Registration Statement to become effective under the Securities Act (including without limitation the filing of any amendments or other documents necessary for such effectiveness) and to maintain the effectiveness of (i) the Initial Registration Statement and other applicable registrations, qualifications and compliances until one year from the Closing Date and (ii) each Subsequent Registration Statement and other applicable registrations, qualifications and compliances until one year from the effective date of each such Subsequent Registration Statement (collectively, the "Registration Effective Period"), and from time to time will amend or supplement each Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

                  (b) Following such date as each Registration Statement is first declared effective, the Shareholders will be permitted to offer and sell the Registrable Shares registered therein during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remain effective and have not been suspended.

                  (c) Notwithstanding any other provision of this Article XIII, Parent shall have the right at any time to require that all Shareholders suspend further open market offers and sales of Registrable Shares pursuant to the Registration Statement whenever, and for so long as, in the reasonable judgment of Parent, upon written advice of counsel, there is in existence material undisclosed information or events with respect to Parent (the "Suspension Right"). In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at the earliest time that such disclosure would not have a material adverse effect on Parent, as determined in good faith by Parent after consultation with counsel, provided that the holders of Registrable Shares will be afforded the right to effect open market offers and sales of Registrable Shares for a minimum of fifteen (15) trading days during each calendar quarter; provided, further, that any such suspension shall apply only for so long as "affiliates" (as defined in Rule 501 under the Securities Act of 1933) of the Parent are restricted from selling shares of Parent Common Stock; provided further that the one-year registration period will be extended by a period of time equal to the aggregate of all such periods of suspension by Parent under this Section 13.3. Parent will promptly give the Shareholders written notice of any such suspension and will use its best efforts to minimize the length of the suspension.

         13.4 Expenses. The costs and expenses to be borne by Parent for purposes of this Article XIII shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Shareholders), legal fees and disbursements of counsel for Parent, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees (if any) and disbursements of counsel for the selling Shareholders.

         13.5     Indemnification.

                  (a) To the extent permitted by law, Parent will indemnify and hold harmless each Shareholder, any underwriter (as defined in the Securities
Act) for such Shareholder, its officers, directors, stockholders or partners and each person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein, or necessary to make the statements included or incorporated by reference therein not misleading, or (C) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Parent will pay to each such Shareholder (and its officers, directors, stockholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 13.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent (which consent may not be unreasonably withheld); nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (i) a Violation which occurs in reliance upon and in conformity with written information furnished by any such Shareholder expressly for use in the Registration Statement, or (ii) a Violation that would not have occurred if such Shareholder had delivered to the purchaser the version of the Prospectus most recently provided by Parent to the Shareholder as of a date prior to such sale.

                  (b) To the extent permitted by law, each selling Shareholder, severally and not jointly, will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter, any other Shareholder selling securities pursuant to the Registration Statement and any controlling person of any such underwriter or other Shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as, and only to the extent that, such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Shareholder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Shareholder to deliver the most current prospectus provided by Parent prior to the date of such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in the Registration Statement or such Violation is caused by the Shareholder's failure to deliver to the purchaser of the Shareholder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Shareholder by Parent prior to the date of the sale; and each such Shareholder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 13.5(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 13.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of each Shareholder under this Section 13.5(b) shall not exceed the net proceeds received by such Shareholder in connection with sale of shares pursuant to the Registration Statement.

                  (c) Each person entitled to indemnification under this Section
13.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 13.5 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) To the extent that the indemnification provided for in this Section 13.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one had and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue of alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         13.6     Procedures for Sale of Shares Under Registration Statement.

                  (a) Notice and Approval.  If any Shareholder  shall propose to sell (which may include an intent to sell over a specific period of time) Registrable Shares pursuant to the Registration Statement, it shall notify Parent of its intent to do so (including the proposed manner and timing of all sales) at least one (1) full trading day prior to such sale, and the provision of such notice to Parent shall conclusively be deemed to reestablish and reconfirm an agreement by such Shareholder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Shareholder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such one (1) trading-day period, Parent may refuse to permit the Shareholder to resell any Registrable Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, Parent must deliver a certificate in writing to the Shareholder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, non-public information about Parent, could constitute a violation of the federal securities laws. Notwithstanding the foregoing, Parent will ensure that in any event the Shareholders shall have at least fifteen (15) trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) from the Initial Release Date until the expiration of the applicable Registration Effective Period.

                  (b) Delivery of Prospectus. For any offer or sale of any of the Registrable Shares by a Shareholder in a transaction that is not exempt under the Securities Act, the Shareholder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Parent covering the Registrable Shares in the form furnished to the Shareholder by Parent to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

                  (c) Copies of Prospectuses.  Subject to the provisions of this
Section 13.6, when a Shareholder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Parent shall, within two (2) trading days following the request, furnish to such Shareholder a reasonable number of copies of a supplement to or in amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Shareholder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in the light of the circumstances then existing.

         13.7  Transferability  of  Registration  Rights.  The rights under this
Article XIII are not  transferable  except (a) a transfer by will or  intestacy,
(b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Shareholder that is a partnership as part of a pro rata distribution of the shares of Parent Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Article XIII or otherwise pursuant to Section 13.1, or (d) with the written consent of Parent.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1 Amendment. This Agreement may be amended by written agreement among the Company and the Parent prior to the Effective Time.

         14.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         14.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 14.3):


                  (a)      if to the Company or the Principal Shareholders, to:

                           Authorize.Net Corporation
                           3311 N. University Avenue, Suite 200
                           Provo, UT  84604-4445
                           Attention:  David O. Heaps
                  with copies to:

                           Morrison & Foerster, LLP
                           755 Page Mill Road
                           Palo Alto, CA  94304-1018
                           Attention:  Peter Williams, Esq.

                  (b)      if to the Parent or Acquisition Corp., to:

                           Go2Net, Inc.
                           999 Third Avenue
                           Seattle, WA  98104
                           Attention:  Michael J. Riccio

                           with copies to:

                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                           101 Federal Street
                           Boston, MA  02110
                           Attention:  Francis J. Feeney, Jr., Esq.

         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

         14.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

         14.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns and any other parties indemnified under Article XII.

         14.6 Public Announcements. Promptly after the Effective Time, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Other than as provided in the immediately preceding sentence, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq National Market companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

         14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

         14.9 Entire Agreement. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

         14.10 Governing Law. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof and, as to all other matters, shall be governed by and construed with the laws of the State of Washington, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Seattle, Washington and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

                  [Remainder of Page Intentionally Left Blank]

                                  GO2NET, INC.
                           COUNTERPART SIGNATURE PAGE
                         TO AGREEMENT AND PLAN OF MERGER


         IN WITNESS WHEREOF, the Parent, Acquisition Corp. and the Company's Principal Shareholders named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.


                                  PARENT:

                                  GO2NET, INC.


                                  By:_______________________________________
                                     Name:  Russell C. Horowitz
                                     Title:   Chief Executive Officer


                                  ACQUISITION CORP.:

                                  3I ACQUISITION CORP.


                                  By:_______________________________________
                                     Name:  Russell C. Horowitz
                                     Title:    Chief Executive Officer


                                  THE COMPANY:

                                  AUTHORIZE.NET CORPORATION


                                  By:_______________________________________
                                     Name: David O. Heaps
                                     Title:    President



                                      -S-1-

                                  GO2NET, INC.
                           COUNTERPART SIGNATURE PAGE
                         TO AGREEMENT AND PLAN OF MERGER


          IN WITNESS WHEREOF, the Parent, Acquisition Corp., and the Company's Principal Shareholders named below have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.


                                    PRINCIPAL SHAREHOLDERS:


                                    ---------------------------------------
                                    David O. Heaps


                                    ---------------------------------------
                                    W. Jeffrey Knowles




                                      -S-2-